EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

JANOVER INC.

(Exact Name of Registrant as Specified in its Charter)

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee(6)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Common Stock, par value $0.00001 per share, to be sold by the Registrant	Equity	457(a)	2,731,250	$6.00	$16,387,500	0.00011020	$1805.91	-	-	-	-
Fees to Be Paid	Common Stock, par value $0.00001 per share, to be sold by the Selling Stockholders (3)	Equity	457(a)	1,100,960	$6.00	$6,605,760	0.00011020	$727.96		-	-	-
	Representative’s Warrants(4)	Equity	457(g)	-	-	-	-	-		-	-	-
Fees to Be Paid	Common Stock underlying Representative’s Warrants(5)	Equity	457(g)	109,250	$6.60	$721,050	0.00011020	$79.46		-	-	-

Fees Previously Paid								$0.00
Carry Forward Securities
Carry Forward Securities	N/A					N/A
	Total Offering Amounts					$23,714,310.00		$2,613.33
	Total Fees Previously Paid							2,500.00
	Total Fee Offsets							0
	Net Fee Due (7)							$113.33

Table 1: Newly Registered and Carry Forward Securities

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 356,250 shares of common stock that the underwriters have the option to purchase pursuant to their over-allotment option, if any.

(3)	The registration statement also covers the resale by selling stockholders of the registrant of up to 1,100,960 shares of common stock previously issued to the selling stockholders as named in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

EXHIBIT 107

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The Representative’s Warrants are exercisable into a number of shares of common stock equal to 4% of the number of shares of common stock sold in this offering, including shares issuable upon the exercise of the underwriters’ option by the underwriter to purchase additional securities, all at an exercise price equal to 110% of the public offering price per share

(6)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price

(7)	Registration fee will be paid when this Registration Statement is publicly filed with the SEC under Section 6(b) of Securities Act.

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EXHIBIT 107

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources
Rule 457(p)
Fee Offset Claims		N/A
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A

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